Exhibit 1.1

                              STAKE TECHNOLOGY LTD.

                             7,000,000 COMMON SHARES

                             UNDERWRITING AGREEMENT


                                                                 August 12, 2003


Desjardins Securities Inc.
BMO Nesbitt Burns Inc.
AS REPRESENTATIVES OF THE SEVERAL UNDERWRITERS
c/o Desjardins Securities Inc.
145 King Street West, Suite 2750
Toronto, Ontario
Canada  M5H 1J8

Dear Sirs:

      1. Introductory. Stake Technology Ltd., a corporation organized and existing under the laws of Canada (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the several Underwriters named on Schedule A hereto (the "Underwriters") 7,000,000 of its common shares (the "Common Shares") (the "Firm Securities") and, at the election of Desjardins Securities Inc. ("Desjardins") and BMO Nesbitt Burns Inc. ("BMO", and together with Desjardins, the "Representatives"), sell to the Underwriters an aggregate of up to an additional 500,000 Common Shares (the "Optional Securities") (the Firm Securities and the Optional Securities which the Underwriters may elect to purchase pursuant to Section 3 hereof are herein collectively called the "Offered Securities"). The Underwriters hereby severally agree to purchase from the Company in the respective percentages set forth on Schedule A hereto, upon and subject to the terms and conditions contained herein on the First Closing Date (as defined below), the Firm Securities at a price per Common Share of US $7.00 for each Firm Security, whether sold in Canada or the United States. In consideration of the Underwriters' purchase of the Offered Securities provided for herein and in consideration of the services to be rendered by the Underwriters in connection therewith, the Company agrees to pay to the Underwriters, on the First Closing Date, a fee (the "Underwriting Fee"), equal to 4% of the aggregate purchase price of the Firm Securities, which Underwriting Fee shall be payable in U.S. dollars, as set forth in Section 3 below.

      All dollar amounts in this Agreement are expressed in U.S. dollars, and references to "US $" and "$" are to U.S. dollars.

      The Company hereby agrees with the several Underwriters as follows:

      2. Representations, Warranties and Covenants of the Company. The Company represents, warrants and covenants to, and agrees with, the Underwriters that:

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            (a) A registration statement on Form S-3 (File number 333-107374)
      with respect to senior debt securities, subordinated debt securities, special shares, warrants and common shares has been prepared by the Company in conformity in all material respects with the requirements of the United States Securities Act of 1933 (the "Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "SEC") thereunder, has been filed with the SEC and has become effective. As used in this Agreement: (i) "Registration Statement" means such registration statement (including all documents incorporated therein by reference) at the date of this Agreement; (ii) "Basic Prospectus" means the prospectus (including all documents incorporated therein by reference) included in the Registration Statement; and (iii) "U.S. Prospectus" means the Basic Prospectus, together with any amendments or supplements thereto, including without limitation, any preliminary prospectus supplement and any prospectus supplement (the "Prospectus Supplement") (including in each case all documents incorporated therein by reference) specifically relating to the Offered Securities, as filed with the SEC pursuant to Rule 424(b) of the Rules and Regulations. The SEC has not issued any order preventing or suspending the use of the U.S. Prospectus or the distribution of securities thereunder, and, to the Company's knowledge, no proceedings for such purpose are pending before, or threatened by, the SEC.

            (b) The Company has prepared and filed with the securities regulatory authorities (collectively, the "Canadian Securities Regulators") in the provinces of British Columbia, Alberta, Saskatchewan, Manitoba and Ontario (collectively, the "Qualifying Provinces") in accordance with National Instrument 44-101 - Short Form Prospectus Distributions (the "POP Procedures"), a preliminary short form prospectus dated August 11, 2003 qualifying the Offered Securities for distribution in each of the Qualifying Provinces (the "Canadian Preliminary Prospectus") and has obtained a preliminary decision document (the "Decision Document") dated August 11, 2003 from the Ontario Securities Commission (the "OSC"), in its capacity as principal regulator pursuant to the mutual reliance review system procedures provided for under National Policy 43-201 - Mutual Reliance Review System for Prospectuses and Annual Information Forms of the Canadian Securities Regulators (the "MRRS").

            (c) The Company shall use its commercially reasonable best efforts to respond to and resolve all comments, if any, issued by the Canadian Securities Regulators with respect to the Canadian Preliminary Prospectus as soon as practicable following the receipt thereof, and immediately following the resolution of all such comments, shall prepare and file in the Qualifying Provinces, in accordance with the POP Procedures, a final short form prospectus qualifying the Offered Securities for distribution in each of the Qualifying Provinces (the "Canadian Final Prospectus") and obtain a final Decision Document from the OSC, in its capacity as principal regulator pursuant to the MRRS on behalf of the Canadian Securities Regulators.

            "Canadian Prospectus" shall mean the Canadian Final Prospectus, including the documents incorporated by reference therein. The U.S. Prospectus and the Canadian Prospectus are referred to collectively herein as the "Prospectus." None of the Canadian Securities Regulators has issued any order preventing or suspending the use of the Canadian Prospectus or the distribution of securities thereunder and, to the Company's


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      knowledge, no proceedings for such purpose are pending before, or threatened by, any Canadian Securities Regulator.

            The Registration Statement, as of the time it became effective and as of the date of this Agreement and the U.S. Prospectus, complied and, in the case of any amendment or supplement to any such document, or any material incorporated by reference in any such document filed with the SEC after the date as of which this representation is being made, will comply, in all material respects, at all times during the period specified in
      Section 5(d) hereof and on the Closing Date, with the provisions of the Act, the Rules and Regulations, the United States Securities Exchange Act of 1934 (the "Exchange Act" and, together with the Act, the "U.S. Securities Laws") and the rules and regulations of the SEC thereunder. The Registration Statement, as of the time it became effective and as of the date of this Agreement, did not and will not at any time during the period specified in Section 5(d) hereof and on the Closing Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein not misleading; and the U.S. Prospectus, as amended or supplemented as of the date of this Agreement and at the time the Registration Statement became effective, did not and will not, at any time during the period specified in Section 5(d) and on the Closing Date, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (d) At the respective times of filing and at all times subsequent to the filing thereof during the period of distribution or distribution to the public, as the case may be, of the Offered Securities in Canada, the Canadian Prospectus (and any amendment thereto) will comply in all material respects with the requirements of all applicable securities laws in each of the Qualifying Provinces and the respective regulations made thereunder, together with applicable published national and local policy statements, rules, notices, blanket orders and blanket rulings of the Canadian Securities Regulators (collectively, the "Canadian Securities Laws" and, together with the U.S. Securities Laws, the "Securities Laws"), and the Canadian Prospectus will provide full, true and plain disclosure of all material facts relating to the Company and to the Offered Securities as required by Canadian Securities Laws, and the Canadian Prospectus will not contain any misrepresentation (as defined in Canadian Securities Laws).

            (e) No holder of any security of the Company has the right which has not been waived to have any security owned by such holder included in the Registration Statement or qualified by the Canadian Prospectus or, except as disclosed in the Prospectus, any right to demand registration of any security owned by such holder.

            (f) The Company has been duly incorporated under the laws of Canada and each of its Canadian and U.S. subsidiaries named on Schedule B hereto (collectively, the "Subsidiaries") has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of incorporation. Neither the Company nor any of its Subsidiaries is discontinued or has been dissolved; each of the Company and its Subsidiaries has the corporate power and authority necessary, and is duly qualified to conduct its business as now conducted and as described in the Prospectus and to own its


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      properties and assets; the Company has all requisite power and authority to enter into and perform its obligations under this Agreement; information concerning the Company's ownership of each of its Subsidiaries as indicated on Schedule B is complete and accurate in all material respects.

            (g) Except for its Subsidiaries, the Company has no other subsidiaries and has no investment or proposed investment in any person which is or would be material to the business and affairs of the Company.

            (h) As of the Closing Date, the execution and delivery of this Agreement have been duly authorized by all necessary corporate action of the Company, and this Agreement constitutes a legal, valid and binding obligation of the Company enforceable against it in accordance with its terms.

            (i) All of the issued and outstanding shares in the capital of the Company including the Offered Securities have been duly authorized and validly issued and are fully paid and non-assessable and have been issued in compliance with all Securities Laws (as defined below); and the shareholders of the Company have no pre-emptive rights with respect to the Offered Securities that have not been waived.

            (j) The Company is eligible to distribute securities pursuant to the POP Procedures in each of the Qualifying Provinces.

            (k) The attributes of the Common Shares conform in all material respects with the description thereof contained in the Prospectus.

            (l) The issuance and sale by the Company of the Offered Securities and the compliance by the Company with all the provisions of this Agreement and the consummation by the Company of the other transactions contemplated by this Agreement, do not require the consent, approval, permit, authorization, order or qualification of, or filing or registration with, any court, governmental body or regulatory authority in the United States or Canada, except for (i) any consents, approvals or notifications under applicable Securities Laws (which consents or approvals the Company has applied for or obtained); (ii) the filing of the Canadian Final Prospectus with the Canadian Securities Regulators and the Prospectus with the SEC; (iii) required approvals, notices and filings to or with the Toronto Stock Exchange (the "TSX") and the Nasdaq Small Cap Market (the "NASDAQ"); and (iv) any qualifications required under blue sky or state securities laws.

            (m) The execution and delivery of this Agreement, the issuance and sale of the Offered Securities, the performance by the Company of all of its obligations under this Agreement and the consummation of the transactions contemplated in this Agreement do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (whether after notice or lapse of time or both), (A) any law, statute, rule or regulation applicable to the Company including, without limitation, applicable Securities Laws, (B) the constating documents, by-laws or resolutions of the Company or any of its Subsidiaries which are in effect as of the date hereof, or (C) any mortgage, note, indenture, contract, agreement, instrument, lease or


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      other document to which the Company or any of its Subsidiaries is a party or by which it is bound, or (D) any judgment, decree or order binding the Company or the property or assets of the Company, except in the case of
      (C) or (D), which default or breach would, individually or in the aggregate, not have a material adverse effect on the assets, liabilities (contingent or otherwise), financial condition, business, properties, results of operations, capital or prospects (financial or otherwise) of the Company or its Subsidiaries taken as a whole (a "Material Adverse Effect").

            (n) The Company and each of its Subsidiaries has conducted and is conducting its business in compliance in all respects with all applicable laws, rules and regulations of each jurisdiction in which such business is carried on, except where the failure to do so would not result in a Material Adverse Effect.

            (o) Except as disclosed in the Prospectus, there are no actions, suits, proceedings, inquiries or arbitration pending or threatened against or affecting the Company or its Subsidiaries at law or in equity or before or by any governmental department, commission, board, bureau, agency or instrumentality which in any way could reasonably be expected to have a Material Adverse Effect, or which could prevent or restrict the distribution of the Offered Securities.

            (p) Except as disclosed in the Prospectus, since December 31, 2002, the Company has not incurred, assumed or suffered any liability (absolute, accrued, contingent or otherwise) or entered into any transaction which could reasonably be expected to have a Material Adverse Effect.

            (q) Except as disclosed in the Prospectus, or as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, there has been no adverse change (actual, anticipated, contemplated or threatened, whether financial or otherwise) in the business, affairs, operations, assets or liabilities (contingent or otherwise) of the Company and its Subsidiaries considered as a whole or the capital of the Company since the date of the latest unaudited consolidated financial statements included or incorporated by reference in the Prospectus and, except as disclosed or contemplated by the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

            (r) The historical consolidated financial statements (including the related notes and supporting schedules) of the Company contained or incorporated by reference in the Registration Statement and the Prospectus (the "Financial Statements") present fairly in all material respects the financial position and condition of the Company and its Subsidiaries at the respective dates indicated and the results of its operations and its cash flows for the respective periods indicated. Such Financial Statements have been prepared in accordance with generally accepted accounting principles in Canada applied on a consistent basis throughout the periods involved and have been reconciled to generally accepted accounting principles in the United States in accordance with Item 18 of Form 20-F under the Exchange Act, and the selected consolidated financial data and the summary consolidated financial data contained or incorporated by reference in the Registration Statement and the Prospectus present fairly in all material respects the


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      information shown therein and have been compiled on a basis consistent with that of the Financial Statements.

            (s) The description of the assets and liabilities of the Company and its Subsidiaries (taken as a whole) set forth in the Financial Statements fairly presents, in accordance with generally accepted accounting principles in Canada and having been reconciled to generally accepted accounting principles in the United States in accordance with Item 18 of Form 20-F under the Exchange Act, the financial position and condition of the Company and its Subsidiaries (taken as a whole) as at the dates thereof and reflects all material liabilities (absolute, accrued, contingent or otherwise) of the Company as at the dates thereof.

            (t) The Company and each of its Subsidiaries has timely filed all necessary federal, state, provincial, local and foreign income, payroll, franchise and other tax returns and notices and has paid or made provision for all applicable taxes of whatever nature for all tax years to the date hereof to the extent such taxes have become due or have been alleged to be due except where the failure to file such tax returns and notices would not result in a Material Adverse Effect and the Company is not aware of any material tax deficiencies or material interest or penalties accrued or accruing, or alleged to be accrued or accruing thereon which have not otherwise been provided for by the Company and its Subsidiaries.

            (u) No default exists in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, loan agreement, note, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party.

            (v) The Company is (A) a "reporting issuer" (or equivalent thereof) under U.S. Securities Laws and in each Qualifying Province where such concept exists and is not in default of any requirement thereof and (B) in compliance with its timely disclosure obligations under the Securities Laws.

            (w) The authorized capital of the Company consists of (A) an unlimited number of Common Shares, of which 43,289,778 are issued and outstanding as of the date hereof, and (B) an unlimited number of special shares, issuable in series, none of which is issued and outstanding as of the date hereof.

            (x) No person has any agreement or option, or right or privilege (whether pre-emptive or contractual) capable of becoming an agreement or option, for the purchase, acquisition, subscription or issuance of any of the unissued shares, warrants or other securities of the Company except as otherwise described in the Prospectus and other than: (i) issuances of stock options or issuances of Common Shares upon exercise of stock options pursuant to compensation arrangements existing on the date hereof; or (ii) issuances required in connection with earnout payments for acquisitions prior to the date hereof or upon the exercise of any outstanding securities or rights convertible, exchangeable or exercisable for Common Shares as disclosed on Schedule C.


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            (y) Except as disclosed in Schedule B hereto, the Company, directly or indirectly, is the sole registered and beneficial owner of all issued and outstanding securities of each of its Subsidiaries.

            (z) The delivery by the Company to the Underwriters of commercial copies of the Prospectus shall constitute the consent of the Company to use such documents in connection with the distribution of the Offered Securities pursuant to the terms of this Agreement.

            (aa) The Company has not filed any confidential material change reports under the Securities Laws.

            (bb) To the best of the Company's knowledge, information and belief, none of the directors or officers of the Company or any of its Subsidiaries (or such shareholders' respective principals) is or has ever been subject to prior regulatory, criminal or bankruptcy proceedings in Canada or elsewhere.

            (cc) The Company or one of its Subsidiaries has all proprietary rights provided in law to all patents, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, industrial designs, software, firmware, trade secrets, know-how, show-how, concepts, information and other intellectual and industrial property (collectively, "Intellectual Property") necessary to permit it to conduct its business, except where the failure to do so would not have a Material Adverse Effect.

            (dd) The Company or one of its Subsidiaries is the exclusive owner of or possesses adequate enforceable rights to use the Intellectual Property free and clear of any encumbrances which would have a Material Adverse Effect, and has no knowledge of any claim of adverse ownership in respect thereof.

            (ee) The Company is not aware of a claim of any infringement or breach by the Company or any of its Subsidiaries of any industrial or intellectual property rights of any other person, nor has the Company or any of its Subsidiaries received any notice, nor is the Company otherwise aware, that the use of the business names, trademarks, service marks, copyrights and other industrial or intellectual property of the Company or any of its Subsidiaries infringes upon or breaches any industrial or intellectual property rights of any other person and the Company has no knowledge of any infringement or violation of any of the rights of the Company in such intellectual and industrial property and is not aware of any state of facts that casts doubt on the validity or enforceability of any such intellectual or industrial property rights.

            (ff) No royalty or other fee is required to be paid by the Company to any other Person (as defined by applicable Securities Laws) in respect of the Intellectual Property and there are no restrictions on the ability of the Company to exploit or assign all rights in the Intellectual Property, except with regards to the License Agreement dated March 19, 1996 between CrystalGrit, Inc. and Barnes Environmental, Inc. (which was amalgamated with the Company on July 1, 1996), whereby Barnes Environmental, Inc.


                                      -7-
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      agreed to pay a royalty based on a percentage of net sales of a specific intellectual property that utilizes raw materials provided under such license agreement.

            (gg) There are no claims against the Company in connection with product warranties or the production or sale of defective or inferior products which could be reasonably expected to have a Material Adverse Effect.

            (hh) Except as disclosed in the Prospectus, there is presently no material plan in place for retirement bonus, pension benefits, unemployment benefits, deferred compensation, severance or termination pay, insurance, sick leave, disability, salary continuation, legal benefits, vacation or other employee incentives or compensation that is contributed to or required to be contributed to, by the Company for the benefit of any current or former director, senior officer, or consultant of the Company.

            (ii) Except as disclosed in the Prospectus, neither the Company nor any of its Subsidiaries owes any money to, nor has the Company or any of its Subsidiaries any present loans to, or borrowed any monies from, is or otherwise indebted to any officer, director, employee, shareholder or any person not dealing at "arms length" (as such term is defined in the Income Tax Act (Canada)) with the Company except for usual employee reimbursements and compensation paid in the ordinary and normal course of the business of the Company.

            (jj) Except as disclosed in the Prospectus, neither the Company nor any of its Subsidiaries is a party to any contract, agreement or understanding except in the normal course of business with any officer, director, employee, shareholder or any other person not dealing at arm's length with the Company.

            (kk) Except as disclosed in the Prospectus, to the best of the Company's knowledge, information and belief, no present or former officer, director or shareholder of the Company or any of its Subsidiaries has any cause of action, or other claim whatsoever, against, or owes any amount to, the Company or any of its Subsidiaries, except for any liabilities reflected in the Financial Statements.

            (ll) All material accruals for unpaid vacation pay, premiums for unemployment insurance, health premiums, pension plan premiums, accrued wages, salaries and commissions and employee benefit plan payments have been reflected in the books and records of the Company.

            (mm) Other than as disclosed in the Prospectus or as could not reasonably be expected to have a Material Adverse Effect, the Company and its Subsidiaries have good and marketable title to, or leasehold interests in, all properties and assets, as described in the Prospectus and the Registration Statement, owned by the Company and its Subsidiaries, free and clear of all liens, charges, encumbrances or restrictions.

            (nn) To the best of the Company's knowledge, information and belief, the Company is in compliance with the provisions of applicable worker's compensation, applicable employee health and safety, training or similar legislation in each jurisdiction where it carries on business.


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            (oo) no labour dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labour disturbance by the employees of any of its or any Subsidiary's principal suppliers, manufacturers, customers or contractors, which, in any such case, could reasonably be expected to have a Material Adverse Effect.

            (pp) No property or asset of the Company or any of its Subsidiaries has been taken or expropriated by any federal, state, provincial, municipal or other authority nor has any notice or proceeding in respect thereof been given or commenced nor is the Company aware of any intent or proposal to give any such notice or commence any such proceeding.

            (qq) Except in each case as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:

                  (i) the Company and its Subsidiaries possess such permits, certificates, licenses, approvals, consents and other authorizations (collectively, the "Governmental Licenses") issued by the appropriate federal, provincial, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them;

                  (ii) the Company and its Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses;

                  (iii) all such Governmental Licenses are valid and in full force and effect; and

                  (iv) no revocation or limitation of any of such Governmental
            Licenses is pending or threatened and none of the Company and its Subsidiaries is in default or in violation of any thereof, and the sale and delivery of the Offered Securities does not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, any of such Governmental Licenses.

            (rr) Other than as disclosed in the Prospectus or as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:

                  (i) neither the Company nor any of its Subsidiaries is in
            violation of any federal, provincial, state, local, municipal or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or civil law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to the pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, waste, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials" or to the manufacture, processing, distribution, use,

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            treatment, storage, disposal, transport or handling of Hazardous
            Materials (collectively, "Environmental Laws");

                  (ii) the Company and its Subsidiaries have all permits,
            authorizations and approvals required under any applicable Environmental Laws and are in compliance with the requirements thereunder;

                  (iii) there are no pending or, to the knowledge of the
            Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigation or proceedings relating to any Environmental Laws against the Company or any of its Subsidiaries; and

                  (iv) there are no events or circumstances that might
            reasonably be expected to form the basis of any order for clean up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its Subsidiaries relating to Hazardous Material or any Environmental Laws.

            (ss) The Company is not now, and will not as a result of the sale of the Offered Securities, be required to be registered as an "investment company" within the meaning of the United States Investment Company Act of 1940, as amended and the rules and regulations of the SEC promulgated thereunder.

            (tt) Neither any Canadian Securities Regulators, the SEC, the TSX, the NASDAQ nor any similar regulatory authority has issued any order which is currently outstanding preventing or suspending trading in any securities of the Company and the Company is not in default of any material requirement of applicable Securities Laws.

            (uu) The outstanding Common Shares are, and upon issuance the Offered Securities will be, listed and posted for trading on the TSX and quoted for trading on the NASDAQ.

            (vv) Other than as disclosed in the Prospectus or as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they engage or propose to engage, and the Company and its Subsidiaries have no reason to believe that they will not be able to renew their existing insurance coverage as and when such coverage expires or obtain similar coverage from similar insurers as may be necessary to continue their business at a similar cost to that of their existing coverage.

            (ww) As of the Closing Date, the Common Shares will (A) be qualified investments under the Income Tax Act (Canada) for trusts governed by registered retirement savings plans, registered retirement income funds, deferred profit sharing plans (other than those trusts governed by deferred profit sharing plans for which any employer is the Company, or is a corporation which does not deal at arm's length with the Company) and registered education savings plans (collectively, "Deferred Income Plans"); and (B) not

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            constitute "foreign property" to Deferred Income Plans and certain other persons who are generally exempt from tax.

      3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company, the number of Firm Securities set forth opposite the names of the several Underwriters on Schedule A at a purchase price equal to the number of Firm Securities multiplied by $7.00 (the "Purchase Price"). The Purchase Price will be payable to the Company in U.S. dollars. In consideration of the Underwriters' purchase of the Firm Securities, the Company agrees to pay to the Underwriters on the First Closing Date a fee equal to 4% of the Purchase Price, which fee shall be payable to the Underwriters in U.S. dollars. The Underwriters shall advise the Company of the number of Offered Securities not later than the second Business Day ("Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in the State of New York or chartered banks in the Province of Ontario are authorized or required by law or executive order to close) following the date hereof, provided, however, that the number of the Offered Securities shall equal the number of Firm Securities.

      The Company will deliver against payment of the Purchase Price evidence satisfactory to the Underwriters of the book entry transfer of the Firm Securities to the Underwriters through the facilities of the Canadian Depository for Securities Limited ("CDS"). Payment for the Firm Securities shall be made by the Representatives in Federal (same day) funds by official check or checks or wire transfer to an account designated by the Company at Bank of Montreal, Georgetown, Ontario, drawn to the order of Stake Technology Ltd. at the office of Wildeboer Rand Thomson Apps & Dellelce, LLP, 1 First Canadian Place, Suite 810, P.O. Box 4, Toronto, Ontario, Canada M5X 1A9 at 8:30 A.M. (Toronto time), on August 27, 2003, or at such other date and time not later than seven full Business Days thereafter as the Representatives and the Company determine, such time being herein referred to as the "First Closing Date", against delivery to the Underwriters of such evidence of book entry transfer of the Firm Securities.

      In addition, upon written notice from the Representatives given to the Company from time to time not more than 30 days subsequent to the First Closing Date, the Underwriters may purchase all or less than all of the Optional Securities at the same purchase price per Optional Security as they pay for each Firm Security, which purchase price shall be payable to the Company in U.S. dollars. In consideration of the Underwriters' purchase of the Optional Securities, the Company agrees to pay to the Underwriters on each Option Closing Date (as defined below) with respect to each Optional Security purchased on that date, a fee equal to 4% of the purchase price therefor, which fee shall be payable to the Underwriters in U.S. dollars. The Company agrees to sell to the Underwriters the number of Optional Securities specified in such notice. Such Optional Securities shall be purchased from the Company by the Underwriters on a pro rata basis according to the number of Firm Securities purchased by each Underwriter, unless otherwise agreed among the Underwriters. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Company.

      Each time for the transfer and payment for the Optional Securities, being herein referred to as the "Option Closing Date", which may be the First Closing Date (the First Closing Date and each Option Closing Date, if any, being sometimes referred to as a "Closing Date"), shall be determined by the Representatives but shall not be later than seven full Business Days after written notice of election to purchase Optional Securities is given. The Company will deliver against payment of the purchase price for the Optional Securities evidence satisfactory to the Underwriters of the book entry transfer of the Optional Securities to the Underwriters through the facilities of CDS. Payment for such Optional Securities shall be made by the Representatives in Federal (same day) funds by official certified check or checks or wire transfer to an account designated by the Company at either Bank of Montreal, Georgetown, Ontario, drawn to the order of Stake Technology Ltd., against delivery to the Underwriters of such evidence of book entry transfer of the Optional Securities.

      4. Offering by Underwriters. It is understood that the Underwriters propose to offer the Offered Securities for sale to the public as set forth in, and only through, the Prospectus. The Offered Securities will be offered for sale in Canada and the United States at $7.00 per Offered Security.

      5. Certain Agreements of the Company. The Company agrees with the several Underwriters that:

            (a) The Company (i) shall furnish promptly to the Representatives and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed and a copy of each amendment thereto (in each case together with all exhibits filed therewith) filed prior to or on the date of this Agreement or related to or covering the Offered Securities, and a copy of the U.S. Prospectus filed with the SEC; and (ii) shall advise the Representatives promptly of any proposal to amend or supplement the Registration Statement or the U.S. Prospectus and will not effect such amendment or supplementation without the Representatives' consent, which shall not be unreasonably withheld.

            (b) The Company shall deliver promptly to the Representatives, without charge, such number of the following documents as the Representatives may reasonably request: (i) conformed copies of the Registration Statement (excluding exhibits thereto); (ii) the Prospectus; and (iii) any documents incorporated by reference in the Prospectus; and the Company authorizes the Underwriters and all dealers to whom any Offered Securities may be offered or sold by the Underwriters to use such documents during the period referred to in Section 5(d) in connection with the sale of the Offered Securities in accordance with the applicable provisions of the Securities Laws; provided that the Company shall be deemed to have complied with the requirements of clause (iii) of this paragraph with respect to any document filed electronically with the SEC or a Canadian Securities Regulator.

            (c) Promptly following the filing of the Canadian Final Prospectus, the Company shall deliver to each of the Underwriters:

                  (i) a copy of the Canadian Final Prospectus signed and
            certified;

                  (ii) a copy of the certificates of authentication in respect of the Canadian Final Prospectus signed and certified as required by the Canadian Securities Laws; and

                  (iii) a copy of any other document required to be filed by the
            Company under the laws of each of the Qualifying Provinces in compliance with the Canadian Securities Laws in connection with the offering of the Offered Securities.

            (d) During such period following the date of this Agreement (A) in the case of the offering of the Offered Securities in the United States, a prospectus is required by law to be delivered, and (B) in the case of the offering of the Offered Securities in the Qualifying Provinces, until the completion of distribution or distribution to the public, as the case may be; the Company shall furnish copies of: (i) any amendment to the Registration Statement; (ii) the Prospectus or any amendment or supplement thereto; or (iii) any document incorporated by reference in any of the foregoing or any amendment or supplement to any such incorporated document to the Representatives and to counsel for the Underwriters prior to filing any of such items with the SEC or a Canadian Securities Regulator and shall not file any such item to which the Representatives shall reasonably object; provided that despite any such objection but after consultation with the Representatives, including the furnishing to the Representatives of drafts thereof, the Company may file any amendment, supplement, report or statement which in the written opinion of its counsel furnished to the Representatives it is required to file pursuant to the Securities Laws.

            (e) The Company shall advise the Representatives promptly: (i) when any post-effective amendment to the Registration Statement related to or covering the Offered Securities becomes effective; (ii) of any request by the SEC or a Canadian Securities Regulator for an amendment or supplement (insofar as the amendment or supplement relates to or covers the Offered Securities) to the Registration Statement, to the Prospectus, to any document incorporated by reference in any of the foregoing or for any additional information related to the Registration Statement; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the issuance of any order by the SEC or a Canadian Securities Regulator directed to the Prospectus or any document incorporated therein by reference or the initiation of any stop order proceeding or of any challenge to the accuracy or adequacy of any document incorporated by reference in the Prospectus; and (iv) of receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities for sale in any jurisdiction or the initiation of any proceeding for the purpose. If at any time during the period referred to in Section 5(d) when the Prospectus related to the Offered Securities is required to be delivered under the Securities Laws, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Securities Laws, the Company shall promptly prepare and file with the SEC or a Canadian Securities Regulator, as the case may be, subject to Section 5(d), an amendment or supplement that will correct such statement or omission or an amendment or supplement which will effect such compliance.

            (f) If, during the period referred to in Section 5(d), the SEC or a Canadian Securities Regulator shall issue a stop order suspending the effectiveness of the Registration Statement or retracting or suspending the use of the Prospectus, the Company shall use its best efforts to obtain the lifting of that order at the earliest possible time.

            (g) As soon as practicable, or in accordance with Rule 158 of the Rules and Regulations, the Company shall make generally available to its security holders and to the Representatives an earnings statement (which need not be audited) of the Company and its consolidated Subsidiaries, that will satisfy the provisions of Section 11(a) of the Act and Rule 158 thereunder.

            (h) The Company will pay all expenses incidental to the performance of its obligations under this Agreement including (i) expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities, the printing (or reproduction) of this Agreement, the Offered Securities, the Prospectus and amendments and supplements thereto, and any other document relating to the issuance, offer, sale and delivery of the Offered Securities; (ii) the cost of qualifying the Offered Securities for listing on the NASDAQ and the TSX and any expenses incidental thereto; (iii) for any expenses (including reasonable fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate and the printing of memoranda relating thereto; and (iv) for expenses incurred in distributing any Registration Statement, Basic Prospectus and Prospectus (including any amendments and supplements thereto) to the Underwriters. The Company will reimburse the Underwriters for all expenses of the Underwriters incident to the performance of their obligations under this Agreement, including, without limitation, the fees, disbursements and expenses of U.S. and Canadian counsel for the Underwriters.

            (i) In connection with the offering of the Offered Securities, until the Representatives shall have notified the Company and the other Underwriters of the completion of the sale of the Offered Securities, the Company will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company or to facilitate the sale of the Offered Securities.

            (j) In connection with the offering of the Offered Securities, until the Representatives shall have notified the Company and the other Underwriters of the completion of the sale of the Offered Securities, neither the Company nor any of its affiliates has or will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest any Offered Securities or attempt to induce any person to purchase any Offered Securities (provided that this subsection (j) shall not apply to directors and officers who purchase Offered

      Securities in this offering pursuant to the Prospectus); and neither it nor any of its affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Securities.

            (k) For a period of 90 days after the date of the initial offering of the Offered Securities by the Underwriters, the Company will not offer, sell, contract to sell, pledge, or otherwise dispose of, directly or indirectly, or file with the SEC or a Canadian Securities Regulator a registration statement or another offering document relating to, any securities of the Company that are substantially similar to the Offered Securities, any additional Common Shares, or securities convertible into or exchangeable or exercisable for Common Shares or warrants or other rights to purchase Common Shares of the Company, without the prior written consent of the Representatives, which consent shall not be unreasonably withheld, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, other than (i) issuances of stock options or Common Shares upon exercise of stock options or otherwise pursuant to compensation arrangements existing on the date hereof; (ii) issuances required in connection with earnout payments for acquisitions prior to the date hereof or upon the exercise of any outstanding securities or rights convertible, exchangeable or exercisable for Common Shares as disclosed on Schedule C; (iii) any filing of a registration statement in connection with any of the items listed in the foregoing clauses (i) and (ii); and
      (iv) the filing of a registration statement for 196,809 Common Shares issued to acquire indirectly 100% of the outstanding shares of Kettle Valley Dried Fruits Ltd. and Kettle Valley Dried Fruits, Inc.

            (l) The Company will reimburse the Underwriters against any documentary, stamp or similar issuance tax, including any interest and penalties, on the creation, issuance and sale of the Offered Securities and on the execution and delivery of this Agreement. All payments to be made by the Company hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

            (m) The Company shall make every reasonable effort to arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives may reasonably designate and the Company shall approve, which approval shall not be unreasonably withheld, and the Company shall pay all expenses (including fees and disbursements of counsel) in connection with such qualifications, and shall maintain such qualifications in effect during the period set forth in Section 5(d); provided, however, that the Company shall not be required to qualify to do business in any jurisdiction where it is not so qualified at the date of this Agreement or to take any action that would subject it to general or unlimited service of process or to the imposition of any taxes based on, or measured by, all or any part of the income of the Company, in any jurisdiction where it is not at such date so subject.

            (n) Prior to the filing of the Canadian Final Prospectus (and any amendments thereto), the Company shall permit the Underwriters and their counsel to participate fully in the preparation of such documents and allow the Underwriters and their counsel to conduct all due diligence which the Underwriters may reasonably require in order to fulfill their obligations under Canadian Securities Laws and in order to enable the Underwriters to execute responsibly any certificate required to be executed by the Underwriters in connection with the Canadian Final Prospectus (and any amendments thereto).

            (o) The Company will use its best efforts to ensure that the Offered Securities will be listed and posted for trading on the NASDAQ and the TSX upon issuance.

      6. Conditions of the Obligations of the Underwriters. The obligations of the Underwriters to purchase and pay for the Firm Securities on the First Closing Date and for the Optional Securities on each Option Closing Date will be subject to the accuracy in all material respects of the representations and warranties not qualified as to materiality or Material Adverse Effect and the accuracy in all respects of the representations and warranties qualified as to materiality or Material Adverse Effect on the part of the Company herein, to the accuracy in all material respects of the statements of officers of the Company made pursuant to the provisions hereof, to the performance in all material respects by the Company of its obligations hereunder and to the following additional conditions precedent:

            (a) At or before the Closing Date, no stop order suspending the effectiveness of the Registration Statement or any order directed to any document incorporated by reference in the Prospectus shall have been issued and remain in effect and no proceeding for that purpose shall be pending or, to the knowledge of the Company or the Representatives, threatened by the SEC or a Canadian Securities Regulator.

            (b) The Underwriters shall have received a letter, dated the date of this Agreement, of PricewaterhouseCoopers LLP, in form and substance satisfactory to the Underwriters acting reasonably, relating to the verification of certain of the financial information and statistical and accounting data relating to the Company contained in the prospectus, or incorporated by reference therein.

            (c) Subsequent to the execution and delivery of this Agreement, the Representatives may terminate this Agreement by notice in writing to the Company at any time prior to the completion of the offering of the Offered Securities if (i) there is, in their sole opinion, a material change or a change in any material fact or a new material fact shall arise which could be expected to have an adverse change or effect on the business, affairs, or profitability of the Company or on the market price or the value of the securities of the Company; (ii) the state of the financial markets is such that, in their sole opinion, it would be unprofitable to offer or continue to offer the Offered Securities for sale; (iii) there should develop, occur or come into effect any event of any nature, including without limitation, accident, governmental law or regulation which, in their sole opinion adversely affects or may adversely affect the financial markets or the business, affairs or profitability of the Company or the market price or value of the securities of the Company; (iv) there is an inquiry or investigation (whether formal or informal) in relation to the Company or any of the officers or directors or principal shareholders of the Company; (v) any order to cease trading in securities of the Company is made or threatened by a securities regulatory authority; or (vi) the Company is in breach of a term, condition or covenant of this Agreement, or any representation or warranty given by the Company in this Agreement becomes or is false.

            (d) The Underwriters shall have received an opinion, in form and substance satisfactory to them, dated such Closing Date, of Basman Smith LLP, Canadian counsel to the Company, that:

                  (i) The Company has been duly incorporated under the laws of
            Canada and each of its Canadian Subsidiaries named on Schedule B hereto has been duly organized under the laws of its jurisdiction of incorporation, and each of the Company and its Canadian Subsidiaries has corporate power and authority to conduct its business as currently conducted and described in the Prospectus and is not discontinued and has not been dissolved;

                  (ii) The Offered Securities have been duly authorized by all necessary corporate action of the Company, and have been issued by the Company and are fully paid and nonassessable;

                  (iii) The execution and delivery of this Agreement have been duly authorized by the Company under the law of the Province of Ontario and the federal laws of Canada applicable therein and this Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, subject to such standard exceptions as counsel to the Company and the Underwriters mutually agree;

                  (iv) To the best of such Counsel's knowledge, no order
            directed to any document incorporated by reference in the Prospectus has been issued and remains in effect, or is threatened to be issued, by the SEC or a Canadian Securities Regulator;

                  (v) To the best of such Counsel's knowledge, other than as disclosed in the Prospectus neither the Company nor any of its properties in Canada is involved in any litigation, arbitration or legal proceedings which would individually or in the aggregate have a Material Adverse Effect, nor is there any such litigation, arbitration or legal proceedings pending or threatened;

                  (vi) The statements set forth under the caption "Description of Share Capital" in the Basic Prospectus and the Canadian Prospectus, insofar as they purport to constitute a summary of certain terms of the Offered Securities, fairly summarize in all material respects the matters referred to therein;

                  (vii) The issue and sale of the Offered Securities by the
            Company pursuant to this Agreement and the performance by the Company of its obligations pursuant to this Agreement do not conflict with or constitute a breach of or default under (A) the constating documents or by-laws of the Company, or (B) any of the agreements to which the Company is a party which are filed as an exhibit to, or incorporated by reference into, the Registration Statement or the Prospectus, other than a conflict, breach or default which would not have a Material Adverse Effect;

                  (viii) The submission by the Company to the non-exclusive
            jurisdiction of the federal and state courts in the Borough of Manhattan in The City of New York, contained in Section 17 of this Agreement, would be recognized and given effect to by the courts of the Province of Ontario as a valid submission to the jurisdiction of such courts, provided that the provisions of Section 17 respecting service of process on the Company are duly complied with.

                  (ix) The Company is a "reporting issuer" or equivalent in each of the Qualifying Provinces where such concept applies and does not appear on any list of defaulting reporting issuers in any Qualifying Province where the Canadian Securities Regulator therein maintains such a list and makes such a list publicly available;

                  (x) No person has any agreement or option, or right or
            privilege (whether pre-emptive or contractual) capable of becoming an agreement or option, for the purchase, acquisition, subscription or issuance of any of the unissued shares, warrants or other securities of the Company except as otherwise described in the Prospectus and other than: (i) issuances of stock options or issuances of Common Shares upon exercise of stock options pursuant to compensation arrangements existing on the date hereof or (ii) issuances required in connection with earnout payments for acquisitions prior to the date hereof or upon the exercise of any outstanding securities or rights convertible, exchangeable or exercisable for Common Shares;

                  (xi) The Company is eligible to distribute securities pursuant to the POP Procedures;

                  (xii) The issue and sale of the Offered Securities by the
            Company pursuant to this Agreement and the performance by the Company of its obligations pursuant to this Agreement (x) do not require the consent, approval or authorization of or filing or registration with, any governmental body or regulatory authority in Canada except for (i) required filings with relevant Canadian securities regulatory authorities; and (ii) required approvals, notices and filings to or with the TSX;

                  (xiii) All documents have been filed and all requisite
            proceedings have been taken by the Company and all approvals, permits, consents and authorizations of the Canadian Securities Regulators under the Canadian Securities Laws have been obtained by the Company to qualify the Offered Securities for distribution or distribution to the public in each of the Qualifying Provinces through investment dealers or brokers duly registered under the applicable laws of the Qualifying Provinces who have complied with such applicable laws;

                  (xiv) The statements set forth in the Prospectus under the heading "Canadian Federal Income Tax Consequences for Non-Residents", insofar as such statements purport to summarize certain federal income tax laws of Canada, constitute a fair summary of the principal Canadian federal income tax consequences of an investment in the Offered Securities; and

                  (xv) The Offered Securities are qualified investments under the Income Tax Act (Canada) and the Regulations thereunder for trusts governed by registered retirement savings plans, registered retirement income funds and deferred profit sharing plans (collectively, "Deferred Income Plans") and trusts governed by registered education savings plans, and, in addition, the Offered Securities will not constitute "foreign property" for Deferred Income Plans and other persons subject to tax under Part XI of the Income Tax Act (Canada).

            Such counsel shall further state that:

                  (A) the Canadian Prospectus or any document incorporated by reference therein (in each case, except the Financial Statements and schedules and other financial and related statistical data included therein, as to which such counsel expresses no view), appeared on their face to be appropriately responsive in all material respects to the requirements of the Canadian Securities Laws applicable in the Province of Ontario;

                  (B) no information has come to such counsel's attention that causes him to believe that the Registration Statement (except the Financial Statements and schedules and other financial and related statistical data included therein, as to which such counsel expresses no view) at the time it became effective, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein not misleading, or that the Prospectus (except as aforesaid) as of the date of the Prospectus and as of the date of such opinion contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, in each of (A) and
            (B) above, counsel's opinion shall not extend to statements in or omissions from the Prospectus based upon written information furnished to the Company by any Underwriter.

            (e) The Underwriters shall have received an opinion, dated such Closing Date, of Dunnington, Bartholow & Miller LLP, special United States counsel to the Company, that

                  (i) Each of the Company's U.S. Subsidiaries named on Schedule
            B hereto has been duly organized under the laws of its jurisdiction of incorporation, with corporate power and authority to conduct its business as currently conducted and described in the Prospectus and is not discontinued and has not been dissolved;

                  (ii) The statements set forth in the Prospectus Supplement under the caption "U.S. Federal Income Tax Consequences," insofar as such statements purport to summarize the principal federal income tax consequences of an investment in the Offered Securities, provide, subject to the qualifications and limitations stated therein, a fair summary of such provisions;

                  (iii) The issue and sale of the Offered Securities pursuant to this Agreement and the performance by the Company of its obligations under this Agreement (x) do not require any consent, approval, authorization, registration or qualification of or with, any governmental authority of the United States, except for such as have been obtained or effected under the Act, the Exchange Act and the Rules and Regulations of the NASDAQ (but we express no opinion as to any consent, approval, authorization, registration or qualification that may be required under state securities or blue sky laws);

                  (iv) The Registration Statement is effective under the Act and, to the best of such Counsel's knowledge, no stop order with respect thereto has been issued, or proceeding for that purpose has been instituted or threatened, by the SEC;

                  (v) To the best of such Counsel's knowledge, no order directed to any document incorporated by reference in the Prospectus has been issued and remains in effect, or is threatened to be issued, by the SEC or a Canadian Securities Regulator;

                  (vi) The Company is not and, after giving effect to the
            offering and sale of the Offered Securities, will not be required to be registered as an "investment company", as such term is defined in the United States Investment Company Act of 1940, as amended;

                  (vii) Under the laws of the State of New York relating to
            submission of personal jurisdiction, the Company has, pursuant to
            Section 17 of the Agreement, validly appointed National Registered Agents, Inc. as its authorized agent for the purposes described in
            Section 17 of the Agreement; and

                  (viii) Assuming that the choice of the laws of the Province of
            Ontario as the governing law of this Agreement has been made in good faith and not with a view to avoiding the consequences of the laws of any other relevant jurisdiction, such choice would, to the extent such laws were specifically pleaded and proved as a fact by expert evidence, be recognized and applied in an action brought before a court of competent jurisdiction in the State of New York, and such laws would accordingly be applied by such court to all issues which under conflict of law rules in the State of New York are characterized to be contract issues, except for such laws as such court considered: (1) to be procedural in nature; (2) to be revenue, penal, public or similar laws; and (3) the application of which would be inconsistent with the public policy of the State of New York.

            Such counsel shall further deliver a statement to the effect that, in the course of such counsel's acting as U.S. counsel to the Company in connection with its preparation of the Registration Statement and the Prospectus, based on such counsel's participation in conferences and telephone conversations with representatives of the Company, representatives of the independent public accountants for the Company, representatives of the Underwriters and representatives of counsel for the Underwriters, during which conferences and conversations the contents of the Registration Statement and the Prospectus, portions of certain of the documents incorporated by reference therein and related matters were discussed, and such counsel's review of certain corporate records and documents furnished to such counsel by the Company, such counsel advises that (1) the Registration Statement (except the Financial Statements and schedules and other financial and related statistical data included therein, as to which such counsel express no view), at the time it became effective, and the Prospectus (except as aforesaid), as of the date thereof, appeared on their face to be appropriately responsive in all material respects to the requirements of the Act and the Rules and Regulations thereunder and (2) the documents incorporated by reference in the Registration Statement and the Prospectus (except the Financial Statements and the schedules and other financial and related statistical data included therein, as to which such counsel expresses no view), as of the respective dates of their filing with the SEC, appeared on their face to be appropriately responsive in all material respects to the requirements of the Act and the Rules and Regulations thereunder, and no information has come to such counsel's attention (A) that causes such counsel to believe that the Registration Statement (except the Financial Statements and schedules and other financial and related statistical data, included therein, as to which such counsel expresses no view) at the time it became effective contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein not misleading, or (B) that the Prospectus (except as aforesaid) as of the date of the Prospectus and as of the date of such opinion contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that, counsel's letter shall not extend to statements in or omissions from the Prospectus based upon written information furnished to the Company by any Underwriter.

            (f) An opinion of Wildeboer Rand Thomson Apps & Dellelce, LLP, Canadian counsel to the Underwriters, dated such Closing Date, in form and substance satisfactory to the Underwriters, acting reasonably, with respect to such matters as the Underwriters may reasonably request relating to the distribution of the Offered Securities.

            (g) An opinion of White & Case LLP, U.S. counsel to the Underwriters, dated such Closing Date, in form and substance satisfactory to the Underwriters, acting reasonably, with respect to such matters as the Underwriters may reasonably request relating to the distribution of the Offered Securities.

            (h) The Underwriters shall have received a certificate, dated such Closing Date, of either (x) both the Chief Executive Officer and the Chief Financial Officer, or (y) of one of the aforesaid officers and any one of the President, Corporate Secretary, the Controller, the Treasurer, any Assistant Secretary, any Assistant Controller or any

      Assistant Treasurer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state on behalf of the Company as to the accuracy in all material respects of the representations and warranties not qualified as to materiality or Material Adverse Effect and the accuracy in all respects of the representations and warranties qualified as to materiality or Material Adverse Effect on the part of the Company herein, that the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date, and that, subsequent to the date of the most recent consolidated financial statements included or incorporated in the Prospectus there has been no change, nor any development or event involving a prospective change which would result in a Material Adverse Effect except as set forth in or contemplated by the Prospectus or as described in such certificate.

            (i) The Underwriters shall have received a letter, dated such Closing Date, of PricewaterhouseCoopers LLP which meets the requirements of subsection (b) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to such Closing Date for the purposes of this subsection.

            (j) Desjardins, on behalf of the Underwriters, shall have received, on or prior to the date of this Agreement, lockup letters from Claridge Israel LLC and each of the directors and officers of the Company named on Schedule D hereto. The form of such lockup letter is attached as Schedule E hereto.

            (k) The Underwriters shall have received (i) a certificate of compliance issued by Industry Canada in respect of the Company; (ii) a certificate of compliance, a certificate of status or the equivalent issued by the applicable regulatory authority in respect of each of the Subsidiaries; and (iii) a reporting issuer certificate issued by each of the Canadian Securities Regulators in respect of the Company.

            The Company will furnish the Underwriters with such conformed copies of such opinions, certificates, letters and documents as the Underwriters reasonably request. The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder.

      7. Indemnification and Contribution.

            (a) The Company will indemnify and hold harmless each Underwriter, its partners, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Securities Laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

                  (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through either of the Representatives specifically for use therein;

                  (ii) any order made or inquiry, investigation or proceeding
            (formal or informal) commenced or threatened by any officer or official of the SEC or any Canadian Securities Regulator or any other regulatory authority based upon the circumstances described in clause (i) above which operates to prevent or restrict trading in or distribution of the Offered Securities in any of the Qualifying Provinces or in the United States;

                  (iii) the breach of any representations, warranties or
            covenants of the Company contained herein or delivered pursuant hereto; or

                  (iv) the non-compliance or alleged non-compliance by the
            Company with any requirement of applicable Securities Laws in connection with the transactions contemplated herein, including, without limitation, non-compliance with any statutory requirement to make any document available for inspection.

            (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and any person controlling the Company to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to information relating to such Underwriter furnished in writing by such Underwriter expressly for use in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any related preliminary prospectus.

            (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsections (a) and (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof. No indemnifying party shall be liable for any settlement of any action contemplated by subsection (a) or (b) above effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault or failure to act by or on behalf of any indemnified party.

            (d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) above
      (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other equitable considerations; provided, however, that (i) in no case shall the Underwriters be responsible, in the aggregate, for any amount in excess of the purchase discount or commission applicable to the Offered Securities, as set forth in this Agreement and
      (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Benefits received by the Company shall be deemed to be equal to the sum of the total net proceeds from the offering (before deducting expenses) of the Offered Securities. Benefits received by the Underwriters shall be deemed to be equal to the total Underwriting Fee received in connection with the offering of the Offered Securities. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection
      (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities sold by it exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint.

            (e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act or the Exchange Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Company within the meaning of the Act or the Exchange Act.

      8. Default of Underwriters. Subject to the terms and conditions hereof, the obligation of the Underwriters to purchase the Offered Securities shall be several and not joint. If at the Closing Time any of the Underwriters fails to purchase its applicable percentage of the Offered Securities, the other Underwriters shall have the right, but shall not be obligated to purchase some or all of the Offered Securities which would otherwise have been purchased by the Underwriter which fails to purchase. In the event that such right is not exercised, the Underwriters which are able and willing to purchase shall be relieved of all obligations to the Company on submission to the Company of reasonable evidence of its ability and willingness to fulfill its obligations hereunder at the Closing Time.

      9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 6 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company and the Underwriters pursuant to Section 7 shall remain in effect and if any Offered Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 6, the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

      10. Notice. Any notice or other communication to be given hereunder shall be addressed as follows:

      If to the Corporation:

            Stake Technology Ltd.
            2838 Highway 7
            Norval, Ontario
            L0P 1K0
            Facsimile:        (905) 455-2529
            Attention:        Steven R. Bromley, Chief Financial Officer

         with copies to:

            Basman Smith LLP
            111 Richmond Street West, Suite 1400
            Toronto, Ontario
            M5H 2G4
            Facsimile:        (416) 365-9276
            Attention:        Michael Armstrong

            Dunnington, Bartholow & Miller LLP
            666 Third Avenue, Floor 27
            New York, New York 10017
            Facsimile:        (212) 661-7769
            Attention:        Robert T. Lincoln

      If to the Underwriters, each of:

            Desjardins Securities Inc.
            145 King Street West
            Toronto, Ontario
            M5H 1J8
            Facsimile:        (416) 861-9992
            Attention:        Gordon H. Larock, Vice President

            BMO Nesbitt Burns
            1 First Canadian Place
            4th Floor, P.O. Box 150
            Toronto, Ontario
            M5X 1H3
            Facsimile:        (416) 359-7300
            Attention:        Stephen Shapiro, Vice President

      With copies to:

            Wildeboer Rand Thomson Apps Dellelce, LLP
            1 First Canadian Place
            Suite 810, P.O. Box 4
            Toronto, Ontario
            M5X 1A9
            Facsimile:        (416) 361-1790
            Attention:        Troy Pocaluyko

            White & Case LLP
            1155 Avenue of the Americas
            New York, New York 10036
            Facsimile:        (212) 354-8113
            Attention:        Kevin Keogh

      11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

      12. Representation of Underwriters. The Representatives will act for the several Underwriters in connection with this purchase, and any action under this Agreement taken by the Representatives will be binding upon all the Underwriters.

      13. Entire Agreement. This Agreement contains the entire understanding of the parties hereto with respect to the subject matter contained herein and supersedes the Engagement Letter dated June 10, 2003 between the Representatives and the Company (the "Engagement Letter") as well as all other prior agreements and understandings, oral and written, with respect thereto, other than Section 15 of the Engagement Letter.

      14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. The transmission by facsimile of a copy of the execution page hereof reflecting the execution of this Agreement by any party hereto shall be effective to evidence that party's intention to be bound by this Agreement and that party's agreement to the terms, provisions and conditions hereof, all without the necessity of having to produce an original copy of such execution page.

      15. Severability. If any provision of this Agreement is determined to be void or unenforceable in whole or in part, it shall be deemed not to affect or impair the validity of any other provision of this Agreement and such void or unenforceable provision shall be severable from this Agreement.

      16. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE PROVINCE OF ONTARIO AND THE FEDERAL LAWS OF CANADA APPLICABLE THEREIN, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT SUCH RULES WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

      17. AGENT FOR SERVICE. The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company irrevocably appoints National Registered Agents, Inc., as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company, by the person serving the same to the address provided in Section 10, shall be deemed in every respect effective service of process upon the Company, as the case may be, in any such suit or proceeding. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

                   [BALANCE OF PAGE INTENTIONALLY LEFT BLANK]

      If the foregoing is in accordance with the Underwriters' understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.


                                   Very truly yours,

                                   STAKE TECHNOLOGY LTD.

                                   By: /s/ Jeremy N. Kendall
                                       -----------------------------------------
                                       Name: Jeremy N. Kendall
                                       Title: Chairman & Chief Executive Officer


                                   By: /s/ Steven R. Bromley
                                       -----------------------------------------
                                       Name: Steven R. Bromley
                                       Title: Executive Vice President and CFO

      The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

DESJARDINS SECURITIES INC.
BMO NESBITT BURNS INC.

Acting on behalf of themselves and as the Representatives of the several Underwriters.


By  DESJARDINS SECURITIES INC.

By: /s/ Gordon Larock
    --------------------------
     Name: Gordon Larock
     Title: Vice President


By  BMO NESBITT BURNS INC.

By:/s/ Stephen Shapiro
    --------------------------
     Name: Stephen Shapiro
     Title: Vice-President

                                   SCHEDULE A

------------------------------------------------------------ ---------------------------------------------------------
UNDERWRITER                                                                 AMOUNT OF FIRM SECURITIES
------------------------------------------------------------ ---------------------------------------------------------
Desjardins Securities Inc.                                                              2,181,550
------------------------------------------------------------ ---------------------------------------------------------
BMO Nesbitt Burns Inc.                                                                  2,181,550
------------------------------------------------------------ ---------------------------------------------------------
TD Securities Inc.                                                                      1,817,900
------------------------------------------------------------ ---------------------------------------------------------
Miller, Johnson, Steichen, Kinnard, Inc.                                                  273,000
------------------------------------------------------------ ---------------------------------------------------------
Loewen, Ondaatje and McCutcheon Limited                                                   273,000
------------------------------------------------------------ ---------------------------------------------------------
Octagon Capital Corporation                                                               273,000
------------------------------------------------------------ ---------------------------------------------------------
                                                             Total:                     7,000,000
------------------------------------------------------------ ---------------------------------------------------------

                                   SCHEDULE B

                                  SUBSIDIARIES

                                                                                                   Province /State
Company                                             Status                                         of Incorporation
-------                                             ------                                         ----------------
1108176 Ontario Limited                             Stake owns:                                    Ontario
                                                    -----------
                                                    100 Common Shares
                                                    (100% of the issued and outstanding)

                                                    800,000 Class "A" Preferred Shares (100% of
                                                    the issued and outstanding)

                                                    Peter Barnes owns:
                                                    ------------------
                                                    199,168 Class "B" Preferred Shares (100% of
                                                    the issued and outstanding)

Temisca Inc.                                        Stake owns:                                    Quebec
                                                    -----------
                                                    15,401,866 Common Shares (100% of the issued
                                                    and outstanding)

                                                    175,000 Class "A" Preferred Shares
                                                    (100% of the issued and outstanding)

                                                    93,547 Class "H" Preferred Shares
                                                    (63% of the issued and outstanding)

                                                    Other Shareholders own:
                                                    -----------------------

                                                    54,788 Class "H" Preferred Shares
                                                    (27% of the issued and outstanding)

4157656 Canada Inc.                                 (Wholly Owned Subsidiary)                      Canada

1511046 Ontario Inc.                                (Wholly Owned Subsidiary)                      Ontario

Stake Tech LP                                       (Wholly Owned Subsidiary)                      Delaware

3060385 Nova Scotia Company                         (Wholly Owned Subsidiary)                      Nova Scotia

Stake Technology LLC                                (Wholly Owned Subsidiary)                      Delaware

Sunrich Food Group Inc.                             (Wholly Owned Subsidiary)                      Minnesota

Northern Food and Dairy Inc.                        (Wholly Owned Subsidiary)                      Minnesota

Nordic Aseptic, Inc.                                (Wholly Owned Subsidiary)                      Minnesota

Sunrich, Inc.                                       (Wholly Owned Subsidiary)                      Minnesota

Opta Food Ingredients, Inc.                         (Wholly Owned Subsidiary)                      Delaware

Canadian Harvest Process Ltd.                       (Wholly Owned Subsidiary)                      Canada

Opta Food Ingredients Canada, Ltd.                  (Wholly Owned Subsidiary)                      Canada

Virginia Materials Inc.                             (Wholly Owned Subsidiary)                      Delaware

International Materials & Supplies, Inc.            (Wholly Owned Subsidiary)                      Virginia

4157648 Canada Inc.
  (formally Simply Organic Co. Ltd.)                (Wholly Owned Subsidiary)                      Canada

632100 B.C. Ltd.                                    (Wholly Owned Subsidiary)                      B.C.

Drive Organics Corporation                          (Wholly Owned Subsidiary)                      B.C.

                                                    Stake owns:
                                                    -----------
                                                    3,130,705 Common Shares
                                                                                                   B.C.
Integrated Drying Systems Inc.                      Other Shareholders Own
                                                    ----------------------

                                                    197,778 Preferred Shares

Kettle Valley Dried Fruits Ltd.                     (Wholly Owned Subsidiary)                      B.C.

Kettle Valley Dried Fruits Inc.                     (Wholly Owned Subsidiary)                      Washington

Sunrich Valley Inc.                                 (Wholly Owned Subsidiary)                      Canada

                                                    Stake Owns:
                                                    -----------
Midwestern Coal Slag Co. LLC                        50% of the issued and outstanding Common       South Carolina
                                                    Shares (no other issued securities)



                                                    Stake Owns:
                                                    -----------
Easton Minerals Limited                             32% of the issued and outstanding Common       B.C.
                                                    Shares (no other issued securities)


                                   SCHEDULE C

             Outstanding Convertible and Exchangeable Securities and
                Other Rights to Acquire Securities of the Company

I Outstanding Warrants and Units as per July 31, 2003

------------------------ ---------------------- --------------------- ----------------- ---------------------
Certificate No.          Issued to                No. of Warrants       Exercise Price      Expiry Date
------------------------ ---------------------- --------------------- ----------------- ---------------------
W1 PP#1                  Michael Chapman                 106,379             $1.75        March 31, 2004
------------------------ ---------------------- --------------------- ----------------- ---------------------
                         The Equity Group
W2 PP#1                  (Robert Goldstein)               85,106             $1.75        March 31, 2004
------------------------ ---------------------- --------------------- ----------------- ---------------------
                         Polaris Partners
W9 PP#1                  (Peter Melhado)                  90,909             $1.75        March 31, 2004
------------------------ ---------------------- --------------------- ----------------- ---------------------
W16 PP#1                 Roytor & Co.                     16,150             $2.40        March 31, 2004
------------------------ ---------------------- --------------------- ----------------- ---------------------
                         Nesbitt Burns for
                         Amaranth (Peter
W18 PP#1                 Bradford)                       125,000             $2.40        March 31, 2004
------------------------ ---------------------- --------------------- ----------------- ---------------------
W20 PP#1                 Gerald Corn                       5,000             $2.40        March 31, 2004
------------------------ ---------------------- --------------------- ----------------- ---------------------

------------------------ ---------------------- --------------------- ----------------- ---------------------
W7 PP#2                  Eleuterra Investments            37,500             $2.40        March 31, 2004
------------------------ ---------------------- --------------------- ----------------- ---------------------
                         Casurina Limited
W8 PP#2                  (Frank Mersch)                   87,500             $2.40        March 31, 2004
------------------------ ---------------------- --------------------- ----------------- ---------------------
                         AGF Growth Fund (Bob
W9 PP# 2                 Farquharson)                    234,850             $2.40        March 31, 2004
------------------------ ---------------------- --------------------- ----------------- ---------------------
                         IG AGF Cdn
                         Diversified (Bob
W11 PP#2                 Farquharson)                     49,800             $2.40        March 31, 2004
------------------------ ---------------------- --------------------- ----------------- ---------------------
                         GWL Growth Equity
W12 PP#2                 (Bob Farquharson)                22,600             $2.40        March 31, 2004
------------------------ ---------------------- --------------------- ----------------- ---------------------
                         GWL London Life (Bob
W13 PP#2                 Farquharson)                     20,450             $2.40        March 31, 2004
------------------------ ---------------------- --------------------- ----------------- ---------------------
                         Claridge Israel               2,250,000             $2.40        September 30, 2004
------------------------ ---------------------- --------------------- ----------------- ---------------------
                         Claridge Israel                 250,000             $3.25        November 30, 2004
------------------------ ---------------------- --------------------- ----------------- ---------------------

------------------------ ---------------------- --------------------- ----------------- ---------------------
                         Desjardins
                         Securities (Rick
                         Groome) (1)                     150,000             $2.00        September 28, 2003
------------------------ ---------------------- --------------------- ----------------- ---------------------
                         Desjardins
                         Securities (Rick
                         Groome) (1)                     112,500             $2.40        September 28, 2004
------------------------ ---------------------- --------------------- ----------------- ---------------------
                         Dennis Anderson                 375,000             $1.50        September 15, 2005
------------------------ ---------------------- --------------------- ----------------- ---------------------
                         Chris Anderson                  100,000             $1.50        September 15, 2005
------------------------ ---------------------- --------------------- ----------------- ---------------------
                         Micheal Gournoe (2)              17,500             $1.70        February 28, 2006
------------------------ ---------------------- --------------------- ----------------- ---------------------
                         Kim Jenkins (2)                  17,500             $1.70        February 28, 2006
------------------------ ---------------------- --------------------- ----------------- ---------------------
Total                                                  4,153,744
------------------------ ---------------------- --------------------- ----------------- ---------------------

      (1) Has a right to acquire these warrants and shares in accordance with an Agreement with Stake pursuant to the private placements completed in 2001.

      (2) Jenkins and Gournoe based on achieving certain predetermined profit targets were eligible to receive up to an additional 140,000 warrants (35,000 per year) during the period 2002 to 2005. No additional warrants were issued for 2002.


II Outstanding Options as per July 31, 2003

---------------------------------------- ----------------- --------------------
Plan                                     Total outstanding      Price Range
---------------------------------------- ----------------- --------------------

---------------------------------------- ----------------- --------------------
2003 stock purchase plan                                0                    0
---------------------------------------- ----------------- --------------------

---------------------------------------- ----------------- --------------------
2002 Option plan                                  901,330        $2.15 - $5.24
---------------------------------------- ----------------- --------------------
2001 Option plan                                  476,050        $1.06 - $2.10
---------------------------------------- ----------------- --------------------
1999 Option plan                                  678,760        $1.06 - $2.10
---------------------------------------- ----------------- --------------------
1998 Option plan                                   38,200        $1.06 - $2.10
---------------------------------------- ----------------- --------------------
1996 Option plan                                   53,600        $1.31 - $2.10
---------------------------------------- ----------------- --------------------
1993 Option plan                                   24,700                $1.31
---------------------------------------- ----------------- --------------------
Total Option and Purchase plans                 2,172,640
---------------------------------------- ----------------- --------------------

III Outstanding Debenture

--------------------- ----------------- --------------------- ------------------
                                                              Conversion
                                        Conversion price      Effective Date &
Issued to             Debenture $ Amt   and shares            Expiry Date
--------------------- ----------------- --------------------- ------------------

--------------------- ----------------- --------------------- ------------------
Claridge Israel LLC   USD $5,000,000    $3.00 / sh            December 1, 2003
                                        1,666,667             November 30, 2004
--------------------- ----------------- --------------------- ------------------

                                   SCHEDULE D

       Officers and Directors Required to Provide Lock-Up Letters Pursuant
                                 to Section 6(l)

Jeremy N. Kendall
Chairman of the Board and Chief Executive Officer

David Kruse
President, Environmental Industrial Group

Arthur J. McEvily
President, Specialty Food Ingredients Group

Steven Bromley
Executive Vice President and Chief Financial Officer

Allan Routh
Director and President, Grains and Soy Products Group

Dennis Anderson
Director

Larry (Andy) Anderson
Consultant, Food Group

Cyril A. Ing
Secretary and Director

John H. Dietrich
Vice President Finance, Corporate Controller and Treasurer

Stephen R. Bronfman
Director

Robert Fetherstonhaugh
Director

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                                   SCHEDULE E

                                                                 August 12, 2003

Desjardins Securities Inc.
BMO Nesbitt Burns Inc.
c/o Desjardins Securities Inc.
145 King Street West, Suite 2750
Toronto, Ontario
Canada  M5H 1J8

Dear Sirs:

      As an inducement to the Underwriters to execute an underwriting agreement (the "Underwriting Agreement"), pursuant to which an offering will be made of common shares (the "Offered Common Shares") of Stake Technology Ltd., and any successor (by merger or otherwise) thereto, (the "Company"), the undersigned hereby agrees that from the date hereof and until 90 days after the later of the respective offering or closing dates set forth on the final prospectus or final prospectus supplements (as the case may be) used to sell the Offered Common Shares (the "Offering Date") pursuant to the Underwriting Agreement to which you are or expect to become parties, the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any common shares of the Company (the "Common Shares") or securities convertible into or exchangeable or exercisable for, or entitling the holder to receive, any Common Shares, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Shares, whether any such aforementioned transaction is to be settled by delivery of the Common Shares or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Desjardins Securities Inc. and BMO Nesbitt Burns Inc. In addition, the undersigned agrees that, without the prior written consent of Desjardins Securities Inc. and BMO Nesbitt Burns Inc., he will not, during the period commencing on the date hereof and ending 90 days after the Offering Date, make any demand for or exercise any right with respect to, the registration of any Common Shares or any security convertible into or exercisable or exchangeable for, or entitling the holder to receive, the Common Shares.

      Any Common Shares received upon exercise of options granted to the undersigned will also be subject to this Agreement. Notwithstanding the foregoing, the undersigned may transfer the undersigned's Common Shares (i) provided they were purchased on the open market, (ii) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (iii) to any corporation controlled by the undersigned or trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided in the case of a transfer to any such trust that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further, that any such transfer shall not involve a disposition for value other than for the benefit of the undersigned's immediate family, or (iv) as pledges of Common Shares in connection with the purchase of such Common Shares upon the exercise of stock options following termination of employment or service with the Company, provided that the lender or lenders to whom such Common Shares are pledged agree in writing to be bound by the restrictions set forth herein. For purposes of this agreement, "immediate family" shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

      In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of Common Shares if such transfer would constitute a violation or breach of this Agreement.

      This Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This Agreement shall lapse and become null and void if the Offering Date shall not have occurred on or before September 15, 2003.

                                          Very truly yours,


                                          --------------------------------------
                                          Name:
                                          Title:


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